UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2026

ACP Holdings Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43225	98-1923384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Eastside Street

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 810-6648

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	ACGCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ACGC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	ACGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

Business Combination Agreement

On September 15, 2026 (the “Signing Date”), ACP Holdings Acquisition Corp., a Cayman Islands exempted company (which shall de-register from the Register of Companies in the Cayman Islands and transfer by way of continuation out of the Cayman Islands and domesticate as a Delaware corporation prior to the Closing) (“ACP”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), by and among ACP, Maestro Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of ACP (“Merger Sub”), and May Mobility, Inc., a Delaware corporation (“May Mobility”), pursuant to which, among other things and subject to the terms and conditions therein, Merger Sub will merge with and into May Mobility, with May Mobility continuing as the surviving corporation (the “Merger”) and Merger Sub ceasing to exist. The transactions contemplated by the Business Combination Agreement and the ancillary documents thereto, including the Domestication (as defined below) and the Merger, are referred to herein as the “Business Combination.” ACP, Merger Sub and May Mobility are individually referred to herein as a “Party” and, collectively, as the “Parties.”

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of ACP, Merger Sub and May Mobility.

The Business Combination is expected to close (the “Closing”) on or before May 26, 2027 (the “Outside Date”), following the receipt of the required approval by ACP’s shareholders, the approval of May Mobility’s stockholders and the fulfillment of other customary closing conditions.

The Domestication

ACP will, subject to obtaining the required shareholder approvals and prior to the date of Closing (the “Closing Date”), change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), with the continuing entity following the Domestication to be named “May Mobility, Inc.”

Subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, including approval of ACP’s shareholders: (a) immediately prior to the Domestication, pursuant to the Sponsor Support Agreement (as defined below), the holders of the then issued and outstanding Class B ordinary shares of ACP, par value $0.0001 per share (each, a “Cayman Class B Share”), will elect to convert each such Cayman Class B Share, on a one-for-one basis, into a Class A ordinary share of ACP, par value $0.0001 per share (each, a “Cayman Class A Share”) (the “Sponsor Share Conversion”); and (b) in connection with the Domestication, (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into one share of common stock, par value $0.0001 per share, of ACP (the “Domesticated Purchaser Common Stock”); (ii) each of the then issued and outstanding warrants of ACP will convert automatically into a warrant to acquire one share of Domesticated Purchaser Common Stock (each, a “Domesticated Purchaser Warrant”), pursuant to that certain Warrant Agreement, dated as of April 6, 2026, by and between ACP and Odyssey Transfer & Trust Company, as warrant agent; and (iii) each of the then issued and outstanding units of ACP will be cancelled and will thereafter entitle the holder thereof to one share of Domesticated Purchaser Common Stock and one-half of one Domesticated Purchaser Warrant.

The Merger and Consideration

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub and May Mobility shall consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will be merged with and into May Mobility, following which the separate corporate existence of Merger Sub shall cease and May Mobility shall continue as the surviving corporation after the Merger and as a direct, wholly-owned subsidiary of ACP.

Immediately prior to the Effective Time:

(1)	each convertible security of May Mobility that is outstanding immediately prior to the Effective Time (if any), including all principal and interest thereunder, to the extent applicable, will automatically convert in full into shares of preferred stock or common stock of May Mobility, as applicable, in accordance with the terms thereof;

(2)	each warrant of May Mobility exercisable for shares of preferred stock of May Mobility that is outstanding and unexercised immediately prior to the Effective Time will automatically be exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full, such that upon such exercise, such warrant shall be converted into preferred stock of May Mobility and shall no longer be outstanding and shall cease to exist;

(3)	immediately after giving effect to the conversions and exercises set forth in clauses (1) and (2) above, each issued and outstanding share of preferred stock of May Mobility (including each share of preferred stock issued upon the conversions and exercises described in clauses (1) and (2) above) will automatically convert into such number of shares of common stock of May Mobility, par value $0.0001 per share (“May Mobility Common Stock”), into which such shares of preferred stock of May Mobility, as applicable, are convertible in connection with the Merger pursuant to the organizational documents of May Mobility; and

(4)	each warrant of May Mobility exercisable for May Mobility Common Stock that is outstanding and unexercised immediately prior to the Effective Time shall automatically be exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full, such that upon such exercise, such warrant shall be converted into May Mobility Common Stock and shall no longer be outstanding and shall cease to exist.

Pursuant to the Business Combination Agreement, the aggregate consideration (the “Aggregate Consideration”) to be paid to the holders of May Mobility Common Stock in, or in connection with, the Merger shall be the number of shares of Domesticated Purchaser Common Stock equal to (a) the quotient of (i) $1,350,000,000 (the “Purchase Price”) divided by (ii) $10.00, less (b) the lesser of (i) 50% of the aggregate number of (A) Non-Redemption Shares (as defined below) subject to payment by ACP, plus (B) Backstop Shares (as defined below) issuable by ACP, and (ii) 1,375,000.

The Business Combination Agreement further provides that May Mobility or its subsidiaries may repay, refinance, convert into equity of ACP or May Mobility, or otherwise satisfy any Closing Indebtedness (as defined in the Business Combination Agreement) (or any portion thereof) by any combination of the foregoing, prior to or at the Closing; provided, that no such action by May Mobility shall cause the Minimum Cash Amount condition (as described below) to not be satisfied.

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the Effective Time:

(1)	each share of May Mobility Common Stock that is owned by ACP, Merger Sub or May Mobility (in treasury or otherwise) immediately prior to the Effective Time (each, an “Excluded Share”) will be cancelled and shall cease to exist and no consideration will be delivered in exchange therefor;

(2)	each share of May Mobility Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and converted into the right to receive a number of shares of Domesticated Purchaser Common Stock equal to the Exchange Ratio, where the “Exchange Ratio” means the Aggregate Consideration divided by the Company Fully Diluted Capital. The “Company Fully Diluted Capital” means the sum (without duplication) of the aggregate number of shares of May Mobility Common Stock that are (i) issued and outstanding immediately prior to the Effective Time (including all shares issued upon the conversions and exercises described above), (ii) issuable upon full exercise of all issued and outstanding warrants of May Mobility exercisable for May Mobility Common Stock (calculated using the treasury method of accounting on a cashless exercise basis), and (iii) issuable upon full exercise of all vested options of May Mobility (calculated on a net exercise basis), but excluding shares issuable upon exercise of options that are not vested.

(3)	each option to purchase equity securities of May Mobility granted under May Mobility’s 2017 Stock Plan, as amended (a “Company Option”), whether or not vested, will automatically cease to represent an option to purchase or acquire shares of May Mobility Common Stock and be assumed and converted, as applicable, into an option to acquire that number of shares of Domesticated Purchaser Common Stock equal to the product of (A) the number of shares of May Mobility Common Stock subject to such Company Option and (B) the Exchange Ratio, at an exercise price per share equal to the quotient obtained by dividing (x) the exercise price per share of May Mobility Common Stock of such Company Option by (y) the Exchange Ratio.

Governance

The Parties have agreed to take all such action within their power as may be necessary or appropriate, including ACP using its reasonable best efforts to obtain resignations effective immediately after the Closing from the directors of ACP that are not to remain directors on the Post-Closing Purchaser Board (as defined below), so that effective as of the Closing, the board of directors of ACP (the “Post-Closing Purchaser Board”) will be classified as to term and will initially consist of no fewer than five (5) directors, which will include (i) May Mobility’s designees; (ii) one director designated by ACP and reasonably acceptable to May Mobility; and (iii) one director identified by Maestro SPV LLC, who will be reasonably acceptable to May Mobility. One of the directors designated by May Mobility will be appointed as initial chairperson of the Post-Closing Purchaser Board, one of the directors designated by May Mobility as initial chairperson of the audit committee and one of the directors designated by May Mobility as initial chairperson of the compensation committee. To the extent any such director designated by May Mobility declines, is unable to serve or is anticipated to fail to meet the applicable independence and other requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”), May Mobility will determine the replacement individual in its sole discretion; to the extent a director designated by ACP declines, is unable to serve or is anticipated to fail to meet such requirements, ACP and May Mobility will mutually agree upon a replacement individual.

Representations and Warranties; Covenants

The Parties have made customary representations, warranties, and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of ACP and May Mobility prior to the Closing Date. In addition, ACP and May Mobility have agreed to use their commercially reasonable efforts to agree, prior to the Closing, to a form of equity incentive plan that provides for the grant of equity and equity-based incentive awards to eligible service providers of May Mobility and its subsidiaries following the Closing and a form of employee stock purchase plan in which eligible employees of May Mobility and its subsidiaries may be eligible to participate following the Closing. The representations, warranties and covenants made in the Business Combination Agreement do not survive the Closing other than covenants and agreements that by their terms expressly apply at or after the Closing.

Conditions to Each Party’s Obligations

The obligations of ACP and May Mobility to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption and/or approval, as applicable, by ACP’s shareholders (the “ACP Shareholder Approval”) of (A) the Business Combination Agreement and the Business Combination, including the Domestication and the Merger, in accordance with applicable law and exchange rules and regulations, (B) the Domestication, (C) the proposed charter and the bylaws of ACP upon the Domestication, (D) separate or unbundled advisory proposals relating to the proposed charter and bylaws of ACP upon the Domestication, (E) the issuance of shares of Domesticated Purchaser Common Stock, shares of Domesticated Purchaser Series A Preferred Stock and the PIPE Investor Warrants (each as defined below), as required by Nasdaq Listing Rule 5635, (F) the adoption by ACP of an equity incentive plan and an employee stock purchase plan as described in the Business Combination Agreement, (G) the appointment of the director nominees in accordance with the terms of the Business Combination Agreement, (H) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the registration statement on Form S-4, or other appropriate form (the “Registration Statement”), to be filed by ACP or correspondence related thereto, (I) adoption and approval of any other proposals as reasonably agreed to by the Parties to be necessary or appropriate in connection with the Business Combination, and (J) adjournment of the ACP Shareholders Meeting (as defined below) to a later date or dates, if necessary or convenient, in the reasonable determination of the chairman of ACP, to (x) permit further solicitation and vote of proxies in the event that there are insufficient votes for any of the foregoing, (y) if ACP determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (z) to facilitate the Domestication, the Merger or any other transactions contemplated by the Business Combination Agreement and the ancillary documents (such proposals in (A) through (J), together, the “Transaction Proposals”), (ii) the approval of the Business Combination Agreement and the Business Combination (including the Merger) by the affirmative vote or written consent of the stockholders of May Mobility, pursuant to the terms and in accordance with satisfaction of the conditions of the organizational documents of May Mobility and applicable law, (iii) no adverse law or order, (iv) the Registration Statement becoming effective as of the Closing, with no stop order in effect, (v) the expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Business Combination, (vi) the accuracy of the representations and warranties of each Party and the performance of the covenants and agreements of the Parties, in each case subject to certain qualifiers, (vii) the absence of a material adverse effect with respect to ACP or the target companies, (viii) the completion of the Domestication, (ix) the net proceeds remaining in ACP’s trust account (after giving effect to the redemption of Cayman Class A Shares and any payment of Closing Indebtedness (as defined in the Business Combination Agreement) actually paid in cash by May Mobility at Closing but prior to paying any transaction costs), plus the proceeds of the PIPE Investment (as defined below) to be funded at or prior to the Closing, equaling no less than $120,000,000, (x) the conditional approval of the listing of the shares of Domesticated Purchaser Common Stock to be issued in connection with the Business Combination on Nasdaq, subject to satisfaction of the round lot holders requirement and (xi) the delivery of customary closing deliverables, duly executed pay-off letters and lien releases with respect to certain indebtedness of May Mobility and its subsidiaries, as specified in the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, among others, (i) by mutual written consent of ACP and May Mobility; (ii) by May Mobility if ACP’s board of directors withdraws, amends, qualifies or modifies its recommendation to ACP’s shareholders at any time prior to the receipt of the ACP Shareholder Approval; (iii) by either ACP or May Mobility if the ACP Shareholder Approval is not obtained by reason of the failure to obtain the required vote at the extraordinary general meeting of ACP’s shareholders (the “ACP Shareholders Meeting”) held for the purpose of voting on the Transaction Proposals; (iv) by either ACP or May Mobility if the Closing has not occurred on or before the Outside Date, which date is subject to automatic extension by 30 days if certain conditions have not been satisfied as of the Outside Date, and, solely with respect to May Mobility’s termination right, by one calendar day for each day that certain updated financial statements are not timely delivered; (v) by ACP if May Mobility fails to deliver valid Seller Voting and Support Agreements with stockholders of May Mobility holding, in the aggregate, shares of May Mobility representing at least the percentage of outstanding voting power required to obtain the May Mobility requisite stockholder approval in accordance with the organizational documents of May Mobility (the “Requisite Stockholder Approval”) on or prior to November 4, 2026; and (vi) by ACP if May Mobility’s board of directors withdraws, amends, qualifies or modifies its recommendation to the stockholders of May Mobility at any time prior to the receipt of the Requisite Stockholder Approval.

The foregoing description of the Business Combination Agreement, the Business Combination and the related transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in ACP’s public disclosures.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, ACP and May Mobility entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with Union Street Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), which is the record and beneficial owner of (x) 7,153,867 Cayman Class B Shares (the “Founder Shares”) (before giving effect to the transfer of the Sponsor Accommodation Shares to certain PIPE Investors, as described below) and (y) 435,000 units of ACP (the “Units” and, together with the Founder Shares, the “Subject Securities”), pursuant to which the Sponsor agreed to, among other things, vote (i) in favor of each Transaction Proposal, (ii) against any Alternative Transaction (as defined in the Business Combination Agreement) or any proposal relating to an Alternative Transaction, in each case other than the Transaction Proposals, (iii) against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by ACP, (iv) against any change in the business, management or board of directors of ACP (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or the ancillary documents), and (v) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of ACP under the Business Combination Agreement, (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in the Sponsor Support Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, ACP.

The Sponsor also agreed not to transfer its Subject Securities, subject to certain permitted transfers, prior to the earliest of (i) the Closing, (ii) the termination of the Business Combination Agreement (iii) and the liquidation of ACP, to deliver a duly executed copy of the A&R Registration Rights Agreement and the Sponsor Lock-Up Agreement (each as defined below) on the Closing Date, not to demand redemption of the Subject Securities and to opt out of certain challenges to the validity of or claims of breach of fiduciary duty of any person in connection with the Business Combination Agreement, the Sponsor Support Agreement or the Business Combination. The Sponsor further agreed to comply with, and fully perform its obligations under, that certain letter agreement, dated as of April 6, 2026, by and among ACP, the Sponsor and certain of ACP’s current and former officers and directors (the “Insider Letter”), including its obligation not to redeem any ordinary shares of ACP in connection with the Business Combination, and not to amend, terminate or otherwise modify the Insider Letter without May Mobility’s prior written consent.

In addition, pursuant to the Sponsor Support Agreement, the Sponsor has agreed that, within ten (10) business days following the date of the Sponsor Support Agreement, it will transfer and assign an aggregate of 1,375,000 Cayman Class B Shares (the “Sponsor Accommodation Shares”) to the PIPE Investors (as defined below) in accordance with the applicable PIPE Subscription Agreements (as defined below). In consideration for such transfer and assignment, ACP has agreed to issue to the Sponsor, only upon and subject to the occurrence of certain triggering events (as described below), an aggregate number of shares of Domesticated Purchaser Common Stock equal to the number of Sponsor Accommodation Shares (the “Earnout Securities”). The Earnout Securities will be earned and become issuable in four equal tranches, with 25% of the Earnout Securities earned upon the first time that the VWAP of the Domesticated Purchaser Common Stock equals or exceeds $11.00, $12.00, $13.00 and $14.00 per share (subject to customary adjustments for extraordinary dividends and recapitalizations), respectively, for 20 trading days within any 30 consecutive trading day period following the twelve-month anniversary of the date that the registration statement filed by ACP pursuant to the A&R Registration Rights Agreement first becomes effective under the Securities Act (such twelve-month anniversary, the “Triggering Date”), in each case prior to the end of the day on the six-year anniversary of the Triggering Date (the “Earnout Deadline”). If a definitive agreement with respect to a Change of Control (as defined in the Sponsor Support Agreement) is entered into on or prior to the Earnout Deadline, then, effective as of immediately prior to, and subject to the occurrence of, the closing of such Change of Control, all then-unissued Earnout Securities will be earned and become issuable to the Sponsor. Any Earnout Securities not earned by the Earnout Deadline will not be issued, and the Sponsor’s right to receive such Earnout Securities will automatically terminate for no consideration. If the Sponsor Support Agreement terminates for any reason other than the occurrence of the Closing, no Earnout Securities will be issued and the PIPE Investors will return the Sponsor Accommodation Shares to the Sponsor.

The Sponsor also agreed to waive, subject to the consummation of the Business Combination, any and all anti-dilution rights with respect to the rate at which the Founder Shares convert into Cayman Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Seller Voting and Support Agreement

Concurrently with the execution of the Business Combination Agreement, certain holders of equity securities of May Mobility (the “Sellers”) entered into Seller Voting and Support Agreements with ACP and May Mobility (each, a “Seller Voting and Support Agreement”), and, on or prior to October 5, 2026, additional Sellers necessary to obtain the Requisite Stockholder Approval will execute, and May Mobility will deliver to ACP, additional Seller Voting and Support Agreements in substantially the same form attached as an exhibit to the Business Combination Agreement, subject to a review and comment process described in the Business Combination Agreement. In general, pursuant to the agreed upon form Seller Voting and Support Agreement, each Seller will agree to be bound by and comply with the no solicitation, no trading, public announcements and confidential information covenants of the Business Combination Agreement and, among other things, (a) take customary and reasonable actions in support of and, upon the effectiveness of the Registration Statement, vote in favor of the Business Combination Agreement and the other documents contemplated thereby (including the applicable ancillary documents) and the Business Combination; (b) vote against any Alternative Transaction or any proposal relating to an Alternative Transaction; (c) vote against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by May Mobility; (d) vote or consent against any change in the business or board of directors of May Mobility (other than pursuant to the Business Combination Agreement or the ancillary documents); (e) vote against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of the Seller Voting and Support Agreement, the Business Combination Agreement or the Business Combination, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of May Mobility under the Business Combination Agreement, (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Seller contained in the Seller Voting and Support Agreement or any ancillary document to which such Seller is or will be a party or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, May Mobility; and (f) to convert all outstanding shares of preferred stock of May Mobility into May Mobility Common Stock as of immediately prior to the Effective Time, and after giving effect to the conversions and exercises of Company Convertible Securities and Company Warrants (as defined in the Business Combination Agreement), conditioned upon and subject to the closing of the Business Combination, in accordance with the organizational documents of May Mobility. Subject to certain exceptions, any substantive revisions to or material deviations from the form Seller Voting and Support Agreement proposed by Sellers are subject to ACP’s consent.

Pursuant to the form Seller Voting and Support Agreement, until the earliest of the Closing, the termination of the Business Combination Agreement and the liquidation of May Mobility, Sellers will agree not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Subject Securities (as defined in the Seller Voting and Support Agreement) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities, in each case without the prior written consent of May Mobility and ACP, unless such transfer is deemed a Permitted Transfer (as defined in the Seller Voting and Support Agreement).

In addition, pursuant to the form Seller Voting and Support Agreement, each Seller will agree not to commence, join in, facilitate, assist or encourage, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against ACP, May Mobility or any of their respective successors or directors, (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Seller Voting and Support Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Seller Voting and Support Agreement, the Business Combination Agreement or the Business Combination. Each Seller will also waive and agree not to exercise any rights of appraisal or rights to dissent from the Business Combination that they may have in respect of its Subject Securities (as defined in the Seller Voting and Support Agreement).

The foregoing description of the Seller Voting and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Seller Voting and Support Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

Sponsor Lock-Up Agreement

At the Closing, ACP, May Mobility and the Sponsor will enter into a lock-up agreement (the “Sponsor Lock-Up Agreement”) in substantially the form attached to the Business Combination Agreement, pursuant to which the Sponsor and its permitted assigns will agree, prior to the date that is twelve (12) months after the date that the registration statement filed by ACP pursuant to the A&R Registration Rights Agreement (as defined below) first becomes effective under the Securities Act of 1933, as amended (the “Securities Act”) (such date, the “Effective Date”, and such twelve-month period, the “Lock-Up Period”), not to, without the prior written consent of the board of directors of ACP, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Locked-Up Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Locked-Up Securities or (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii). The Locked-Up Securities will consist of (a) the 5,778,867 shares of Domesticated Purchaser Common Stock received upon conversion of the Founder Shares in the Sponsor Share Conversion and the Domestication, (b) the 435,000 shares of Domesticated Purchaser Common Stock received upon cancellation of the Units and (c) Domesticated Purchaser Warrants to purchase 217,500 shares of Domesticated Purchaser Common Stock (collectively, the “Locked-Up Securities”). The Sponsor Lock-Up Agreement will provide for certain permitted transfers. In addition, if, prior to the expiration of the Lock-Up Period, ACP consents to release any shares of Domesticated Purchaser Common Stock, or any securities convertible into, exchangeable for or representing the right to receive shares of Domesticated Purchaser Common Stock, held by any director, officer or holder (on an as-converted basis) of 5.0% or more of the shares of May Mobility Common Stock immediately prior to the consummation of the Business Combination that has delivered a lock-up agreement to ACP in connection with the Business Combination, other than the Sponsor, from the restrictions described in the Sponsor Lock-Up Agreement, a pro rata portion of the Sponsor’s Locked-Up Securities will also be released on the same terms. The Sponsor Lock-Up Agreement will terminate upon the earlier of (a) the expiration of the Lock-Up Period applicable to all Locked-Up Securities and (b) the closing of a Company Liquidity Event (as defined in the Sponsor Lock-Up Agreement).

Cyrus Lock-Up Agreement and Keyframe Lock-Up Agreement

At the Closing, ACP, certain Sellers that are funds managed by Cyrus Capital Partners, L.P. (“Cyrus”) and the other parties thereto will enter into a lock-up agreement (the “Cyrus Lock-Up Agreement”) in substantially the form attached to the Business Combination Agreement. The applicable seller lock-up arrangements are expected to restrict transfers of (i) the shares of Domesticated Purchaser Common Stock received as consideration in the Merger in respect of shares of the May Mobility Common Stock held by such Sellers, until the Effective Date, (ii) the shares of Domesticated Purchaser Common Stock acquired in open market transactions or from ACP prior to the Closing until six months after the Effective Date and (iii) the shares of Domesticated Purchaser Series A Preferred Stock purchased from ACP and the related PIPE Investor Warrants, until six months after the Effective Date (such applicable period, the “Seller Lock-Up Period”, and such securities, collectively, the “Seller Locked-Up Securities”). Permitted transfers will include transfers to satisfy U.S. federal, state or local income tax obligations of a Seller (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended, or the U.S. Treasury Regulations promulgated thereunder after the date on which the Business Combination Agreement was executed, and such change prevents the Business Combination from qualifying as a “reorganization” pursuant to Section 368 of such Code, in each case solely to the extent necessary to cover any tax liability as a direct result thereof. The applicable seller lock-up arrangements are expected to terminate upon the earlier of (a) expiration of the Seller Lock-Up Period applicable to all Seller Locked-Up Securities and (b) the closing of a Company Liquidity Event (as defined in the Cyrus Lock-Up Agreement).

Separately, at the Closing, ACP, Keyframe Capital Fund III, L.P. and the other parties thereto will enter into a lock-up agreement (the “Keyframe Lock-Up Agreement”) in substantially the form attached to the Business Combination Agreement, and with substantially the same terms as the Cyrus Lock-Up Agreement. The Sponsor Lock-Up Agreement, the Cyrus Lock-Up Agreement and the Keyframe Lock-Up Agreement are each referred to herein as a “Lock-Up Agreement”.

The foregoing description of each Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Sponsor Lock-Up Agreement, a copy of which is attached as Exhibit 10.3 hereto, (ii) the form of Cyrus Lock-Up Agreement, a copy of which is attached as Exhibit 10.4 hereto, and (iii) the form of Keyframe Lock-Up Agreement, a copy of which is attached as Exhibit 10.5 hereto, and the terms of each of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, ACP, the Sponsor, the other holders party thereto (including Cantor Fitzgerald & Co.), the PIPE Investors and certain securityholders of May Mobility will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), which will amend and restate in its entirety that certain Registration Rights Agreement, dated as of April 6, 2026, among ACP, the Sponsor and the holders signatory thereto. Pursuant to the A&R Registration Rights Agreement, ACP will grant such holders certain customary registration rights with respect to the securities of ACP that they will hold following the Business Combination.

Under the A&R Registration Rights Agreement, ACP will be required to file, at its sole cost and expense, within 30 days after the Closing Date, a shelf registration statement on Form S-1 or, if eligible, Form S-3, covering the resale of all registrable securities on a delayed or continuous basis. ACP will use commercially reasonable efforts to have such shelf registration statement declared effective as soon as reasonably practicable, but no later than the earlier of (a) the 75th calendar day following the filing date if the SEC notifies ACP that it will review the registration statement and (b) the tenth business day after the date ACP is notified that the SEC will not review or will not subject the registration statement to further review.

At any time an effective shelf registration statement is on file with the SEC, any holder party to the A&R Registration Rights Agreement may request an underwritten shelf takedown, provided that the total offering price reasonably expected from the offering exceeds $50,000,000 in the aggregate. Each of (i) the Sponsor Holders (as defined in the A&R Registration Rights Agreement), collectively, (ii) the MM Holders (as defined in the A&R Registration Rights Agreement), collectively, (iii) the PIPE Holders (as defined in the A&R Registration Rights Agreement), collectively, and (iv) the Other Holders (as defined in the A&R Registration Rights Agreement), collectively, may demand no more than two (2) underwritten shelf takedowns in any 12-month period.

If (i) the registration statement is not filed by the filing deadline, (ii) the registration statement is not declared effective by the effectiveness deadline or (iii) after effectiveness, sales cannot be made pursuant to the registration statement, ACP will make pro rata payments to each PIPE Investor, as liquidated damages and not as a penalty, in an amount equal to 3.0% of the aggregate amount paid pursuant to the applicable PIPE Subscription Agreement by such PIPE Investor for the registrable securities then held by such PIPE Investor for each 30-Business Day period, or pro rata for any portion thereof, during which such failure continues. The A&R Registration Rights Agreement also provides that ACP may delay or suspend the use of a registration statement on no more than two (2) occasions and for not more than 90 consecutive calendar days or 120 total calendar days in any 12-month period and provides for the payment of liquidated damages in the event ACP exercises such right in excess of such permitted time periods.

In addition, the A&R Registration Rights Agreement provides the holders with customary piggyback registration rights with respect to registered offerings conducted by ACP or by other holders.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Registration Rights Agreement, a copy of which is attached as Exhibit 10.6 hereto, and the terms of which are incorporated herein by reference.

PIPE Investment

In connection with the Business Combination, on the Signing Date, ACP, May Mobility and certain accredited investors named therein (the “PIPE Investors”) entered into securities purchase agreements (the “PIPE Subscription Agreements”). Pursuant to the PIPE Subscription Agreements, the PIPE Investors have agreed, among other things, to purchase, at Closing, (i) an aggregate of 11,764,704 shares of 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share, of ACP (the “Domesticated Purchaser Series A Preferred Stock”), having the rights, preferences and privileges set forth in the form of Certificate of Designation of Preferences, Rights and Limitations of the Domesticated Purchaser Series A Preferred Stock (the “Series A Certificate of Designation”), which will be filed with the Secretary of State of the State of Delaware prior to the Closing, and (ii) warrants (the “PIPE Investor Warrants”) to purchase a number of shares of Domesticated Purchaser Common Stock equal to 100% of the total number of shares of Domesticated Purchaser Common Stock into which such investor’s shares of Domesticated Purchaser Series A Preferred Stock are convertible on the Closing Date, in each case for an aggregate purchase price of approximately $120,000,000 (the “PIPE Investment”). Each share of Domesticated Purchaser Series A Preferred Stock will have a stated value of $12.00. Cantor Fitzgerald & Co. is acting as placement agent in connection with the PIPE Investment.

The PIPE Subscription Agreements include customary representations and warranties from ACP, May Mobility and the PIPE Investors and are subject to customary closing conditions, including the satisfaction or waiver of the conditions precedent to the closing of the Business Combination and the completion of the Domestication. The PIPE Subscription Agreements also include customary covenants and agreements related to transfer restrictions, SEC reports, material non-public information and indemnification. The shares of Domesticated Purchaser Common Stock issuable upon conversion of the Domesticated Purchaser Series A Preferred Stock and upon exercise of the PIPE Investor Warrants (collectively, the “Underlying Shares”), and any additional shares issuable in connection with non-redemption shortfalls (“Backstop Shares”), a volume-weighted-average-price (“VWAP”) true-up or a PIPE upsize or an investment into May Mobility on or before September 30, 2026 (a “prefunding”) that will automatically convert into a PIPE Investment upon the Closing (“Incentive Shares”) will be registrable securities under the A&R Registration Rights Agreement and the PIPE Investors will become parties thereto as holders of such registrable securities.

Sponsor Accommodation Shares: Within ten business days of the date of the PIPE Subscription Agreements, the Sponsor shall transfer to certain PIPE Investors the Sponsor Accommodation Shares, provided that such PIPE Investors have agreed (i) not to, prior to the Closing, transfer such Sponsor Accommodation Shares, (ii) not to submit such Sponsor Accommodation Shares for redemption in connection with any extraordinary general meeting of ACP’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination, (iii) to vote all Sponsor Accommodation Shares in favor of any proposals put forth by ACP in connection with any extraordinary general meeting of ACP’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination and (iv) that in the event the Business Combination Agreement expires or is terminated or the transactions contemplated thereby are otherwise not consummated, to return such Sponsor Accommodation Shares to the Sponsor within ten Business Days.

Non-Redemption Shares and Non-Redemption Payment: With respect to an amount of Class A ordinary shares of ACP equal to up to 1,000,000 less the number of Sponsor Accommodation Shares received by such PIPE Investor from the Sponsor (such amount, the “Maximum Non-Redemption Share Amount”) held and not submitted for redemption by the applicable PIPE Investor or its designee in connection with the redemption of Class A ordinary shares by ACP’s public shareholders (such shares, the “Non-Redemption Shares”), ACP will, at the election of the applicable PIPE Investor, pay to such PIPE Investor or its designee, in cash within two (2) business days after the Closing, an amount per Non-Redemption Share equal to the price offered to ACP’s public shareholders through the redemption plus any commissions paid or payable by such PIPE Investor or its designee for such share (the “Non-Redemption Payment”). In lieu of cash payment, the applicable PIPE Investor may elect to offset and deduct the Non-Redemption Payment from the purchase price payable at Closing.

Backstop Shares and VWAP True-Up: If a PIPE Investor or its designee does not hold at least the Maximum Non-Redemption Share Amount as of the Closing Date for which it has elected to receive the Non-Redemption Payment, ACP will issue to the applicable PIPE Investor a number of Backstop Shares equal to the shortfall between the Maximum Non-Redemption Share Amount and the number of Non-Redemption Shares actually acquired and held through the Closing. In addition, if the VWAP of the Domesticated Purchaser Common Stock for the period beginning on the first day on which the Domesticated Purchaser Common Stock is traded (a “Trading Day”) following the Closing Date and ending on the Trading Day immediately prior to the Effective Date (the “VWAP Price”) is greater than the VWAP of the Domesticated Purchaser Common Stock on the Effective Date (the “Effectiveness Price”), ACP will issue additional shares of Domesticated Purchaser Common Stock (the “VWAP true-up shares”) to the applicable PIPE Investor based on the difference between the VWAP Price and the Effectiveness Price, rounded down to the nearest whole share and subject to a cap of twice the number of Backstop Shares. The VWAP true-up shares and the Backstop Shares will be restricted securities under Rule 144 under the Securities Act and will be entitled to registration rights under the A&R Registration Rights Agreement.

PIPE Upsize and Incentive Shares: The PIPE Investment may be increased by up to $50,000,000 in aggregate in gross cash proceeds from a PIPE Investor, any other Series A investor or any other investors approved by a certain Principal Investor (as defined in the Series A Certificate of Designation) in writing (the “PIPE Upsize”). Such PIPE Upsize may include Incentive Shares equal to 25% of the PIPE Upsize amount divided by $10.00, subject to a maximum of 1,250,000 Incentive Shares. The Incentive Shares issued in a PIPE Upsize or prefunding will be restricted securities under Rule 144 and will have the same registration rights under the A&R Registration Rights Agreement as other registrable securities.

Subsequent Equity Sales Standstill: From the date of the PIPE Subscription Agreements until 180 days after the Effective Date, ACP may not, without the prior written consent of the applicable PIPE Investor, (A) issue shares of Domesticated Purchaser Common Stock or any securities of ACP that would entitle the holder to acquire Domesticated Purchaser Common Stock at any time, including debt, preferred stock, rights, options, warrants or other instruments that are convertible into or exercisable or exchangeable for, or otherwise entitle the holder to receive, Domesticated Purchaser Common Stock (collectively, the “Common Stock Equivalents”), (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Domesticated Purchaser Common Stock or (C) file with the SEC a registration statement relating to any shares of Domesticated Purchaser Common Stock or Common Stock Equivalents, except pursuant to the A&R Registration Rights Agreement. These restrictions will not apply to (i) securities or Backstop Shares issued under the PIPE Subscription Agreements, (ii) shares issued upon conversion, exercise or vesting of outstanding securities, subject to the limitations in the PIPE Subscription Agreements, (iii) shares or securities issued pursuant to stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) Form S-8 filings or (v) securities issued in a PIPE Upsize solely from the date of the PIPE Subscription Agreements through the Closing.

No Forward Purchase Agreements; No Non-Redemption Incentives: Except as set forth in the Non-Redemption Shares provisions of the PIPE Subscription Agreements and the Business Combination Agreement, neither ACP, May Mobility nor any of their respective representatives, officers, directors, agents, employees or affiliates will, from the date of the PIPE Subscription Agreements through 180 days after the Effective Date, (i) enter into any forward purchase agreement or (ii) enter into, make or promise any non-redemption incentive, other than to the extent necessary to satisfy the listing requirements of Nasdaq.

Dividends: The Domesticated Purchaser Series A Preferred Stock will accrue dividends daily at the rate of 12% per annum of the Accrued Value (as defined in the Series A Certificate of Designation) (if paid in kind), plus the amount of previously accrued dividends paid in kind, or 10% per annum of the Accrued Value (if paid in cash), plus the amount of previously accrued dividends paid in kind. Such dividends will be cumulative and will accrue whether or not declared and whether or not ACP has earnings or funds legally available for their payment and will compound semi-annually.

Liquidation Preference: Upon any liquidation or deemed liquidation event, the holders of Domesticated Purchaser Series A Preferred Stock will be entitled to receive out of the available proceeds, before any distribution is made to holders of Domesticated Purchaser Common Stock or any other junior securities, an amount per share equal to the greater of (i) 100% of the Accrued Value on each share of Domesticated Purchaser Series A Preferred Stock or (ii) such amount per share as would have been payable had all shares of Domesticated Purchaser Series A Preferred Stock been converted into Domesticated Purchaser Common Stock immediately prior to the liquidation event. Thereafter, the holders of Domesticated Purchaser Series A Preferred Stock will be entitled to receive their pro-rata share of the remaining proceeds available for distribution to stockholders, on an as-converted to Domesticated Purchaser Common Stock basis.

Voting: The Domesticated Purchaser Series A Preferred Stock will vote together with the Domesticated Purchaser Common Stock as a single class, except as required by law and as noted below under “Protective Provisions.” Each holder of Domesticated Purchaser Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Domesticated Purchaser Common Stock into which the shares of Domesticated Purchaser Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

Protective Provisions: For as long as at least 20% of the shares of Domesticated Purchaser Series A Preferred Stock issued as of Closing are outstanding, ACP shall not, without the affirmative vote or action by written consent of the holders of at least a majority of the issued and outstanding shares of Domesticated Purchaser Series A Preferred Stock, which majority must include each Principal Investor (as defined in the Series A Certificate of Designation), for so long as each such Principal Investor holds at least 50% of the number of shares of Domesticated Purchaser Series A Preferred Stock originally issued to such Principal Investor as of Closing (the “Required Holders”), take any of the following actions, whether directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion or otherwise: (i) liquidate, dissolve or wind up the affairs of ACP; (ii) enter into any transaction with an affiliate, other than (A) any transaction with a wholly owned subsidiary of ACP or (B) the issuance of equity or awards to eligible participants under ACP’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of ACP, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of ACP; or (iii) incur or guarantee, in each case by ACP, any new indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business; provided, however, that the Domesticated Purchaser Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation. In addition, for as long as at least 5% of the shares of Domesticated Purchaser Series A Preferred Stock issued as of Closing are outstanding, ACP shall not, without the affirmative vote or action by written consent of the Required Holders, (i) amend, alter or repeal any provision of the certificate of incorporation, bylaws, Series A Certificate of Designation or any similar document of ACP (A) in a manner that materially and adversely affects the powers, preferences or rights given to the Domesticated Purchaser Series A Preferred Stock or (B) to increase or decrease the aggregate number of authorized shares of Domesticated Purchaser Series A Preferred Stock; (ii) create, authorize the creation of, classify or reclassify any equity security, or issue any other security convertible into or exercisable for any equity security, unless such security ranks junior to the Domesticated Purchaser Series A Preferred Stock with respect to its rights, preferences and privileges; or (iii) purchase or redeem or pay any cash dividend on any capital stock ranking junior to the Domesticated Purchaser Series A Preferred Stock prior to payment of such cash dividend on the Domesticated Purchaser Series A Preferred Stock, or purchase or redeem any capital stock ranking junior to the Domesticated Purchaser Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service or pursuant to the terms of any equity incentive plan of ACP. Any such action taken without the required vote or consent will be null and void ab initio.

Conversion: Each share of Domesticated Purchaser Series A Preferred Stock will be convertible into Domesticated Purchaser Common Stock at any time at the option of the holder at a rate equal to the Accrued Value, divided by the then-applicable conversion price. The conversion price will initially be $12.00, subject to adjustments for stock dividends, splits, combinations and similar events and customary anti-dilution adjustments, including with respect to future issuances or sales of Domesticated Purchaser Common Stock at prices less than the conversion price then in effect. In addition, if the 20-Trading Day volume-weighted average price of the Domesticated Purchaser Common Stock measured as of the twenty-first Trading Day following the date that is six months after the Closing Date is less than the conversion price then in effect, the conversion price will be adjusted to the greater of (i) such volume weighted average price and (ii) $5.00, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date of the PIPE Subscription Agreements (the “VWAP Adjustment”).

Put Rights: Unless prohibited by applicable law governing distributions to stockholders, the Domesticated Purchaser Series A Preferred Stock shall be redeemable at the option of any requesting holder, as to all of such holder’s shares, commencing any time after the 5th anniversary of the Closing at a price equal to the Accrued Value. If any portion of such redemption price is not paid within five (5) business days following the applicable redemption date, interest will accrue on the unpaid portion until paid in full at a rate equal to the lesser of 24% per annum and the maximum rate permitted under applicable law.

Call Rights: Unless prohibited by applicable law governing distributions to stockholders, the Domesticated Purchaser Series A Preferred Stock shall be redeemable at the option of ACP, in whole or in part, commencing any time (A) on or after the 3rd anniversary of the Closing but prior to the 4th anniversary of the Closing at a price equal to the greater of (i) 120% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Domesticated Purchaser Series A Preferred Stock been converted into Domesticated Purchaser Common Stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable in cash; provided that ACP may, at its option, pay the amount payable per share that is in excess of 120% of the Accrued Value in shares of Domesticated Purchaser Common Stock, with the value of such shares of Domesticated Purchaser Common Stock being the closing price of such shares of Domesticated Purchaser Common Stock on the principal trading market on which such shares are listed or quoted (the “Trading Market”) on the applicable date of redemption), (B) on or after the 4th anniversary of the Closing but prior to the 5th anniversary of the Closing at a price equal to the greater of (i) 110% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Domesticated Purchaser Series A Preferred Stock been converted into Domesticated Purchaser Common Stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable in cash; provided that ACP may, at its option, pay the amount payable per share that is in excess of 110% of the Accrued Value in shares of Domesticated Purchaser Common Stock, with the value of such shares of Domesticated Purchaser Common Stock being the closing price of such shares of Domesticated Purchaser Common Stock on the Trading Market on the applicable date of redemption), or (C) on or after the 5th anniversary of the Closing at a price equal to the greater of (i) 100% of the Accrued Value (which shall be payable in cash) and (ii) such amount per share as would have been payable had all shares of Domesticated Purchaser Series A Preferred Stock been converted into Domesticated Purchaser Common Stock immediately prior to such redemption based on the then effective rate of conversion (which shall be payable in cash; provided that ACP may, at its option, pay the amount payable per share that is in excess of 100% of the Accrued Value in shares of Domesticated Purchaser Common Stock, with the value of such shares of Domesticated Purchaser Common Stock being the closing price of such shares of Domesticated Purchaser Common Stock on the Trading Market on the applicable date of redemption).

PIPE Investor Warrants: At the closing of the PIPE Investment, the PIPE Investors will receive PIPE Investor Warrants to purchase a number of shares of Domesticated Purchaser Common Stock equal to 100% of the total number of shares of Domesticated Purchaser Common Stock into which such investor’s shares of Domesticated Purchaser Series A Preferred Stock are convertible on the Closing Date. The PIPE Investor Warrants will be immediately exercisable upon issuance at Closing and will have a term of five (5) years. The PIPE Investor Warrants include customary cash and cashless exercise provisions. Each PIPE Investor Warrant is initially exercisable at $12.00 per share of Domesticated Purchaser Common Stock, subject to the same anti-dilution and other adjustments as the Domesticated Purchaser Series A Preferred Stock.

The foregoing description of the PIPE Investment does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the form of PIPE Subscription Agreement, a copy of which is attached as Exhibit 10.7 hereto, (ii) the full text of the form of Series A Certificate of Designation, a copy of which is attached as Exhibit 3.1 hereto, and (iii) the full text of the form of PIPE Investor Warrant, a copy of which is attached as Exhibit 4.1 hereto, and the terms of each of which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Domesticated Purchaser Common Stock pursuant to the Business Combination Agreement, including any Backstop Shares, Incentive Shares and VWAP true-up shares, the issuance of Domesticated Purchaser Warrants in connection with the Domestication and the issuance of shares of Domesticated Purchaser Series A Preferred Stock and PIPE Investor Warrants pursuant to the PIPE Subscription Agreements is incorporated by reference herein. The securities to be offered and sold in connection with the Business Combination Agreement and the PIPE Subscription Agreements, including such additional shares and the Underlying Shares, have not been and will not be registered under the Securities Act, in reliance upon the exemption from registration provided in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On September 16, 2026, ACP and May Mobility issued a joint press release announcing their entry into the Business Combination Agreement. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

On September 16, 2026, representatives of ACP and May Mobility will present to investors an investor presentation (the “Investor Presentation”) in connection with the announcement of the Business Combination Agreement. A copy of the Investor Presentation is being furnished hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information

The Business Combination will be submitted to shareholders of ACP for their consideration. In connection with the Business Combination, ACP and May Mobility intend to file a Registration Statement with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will serve as both the proxy statement to be distributed to shareholders of ACP in connection with its solicitation for proxies for the vote by its shareholders in connection with the Business Combination and other matters to be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued to securityholders of ACP and equityholders of May Mobility in connection with the completion of the Business Combination. After the Registration Statement is declared effective, ACP will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that ACP will send to its shareholders in connection with the Business Combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION. Investors and security holders will be able to obtain copies of these documents (if and when available) and other documents filed with the SEC free of charge at www.sec.gov. The definitive proxy statement/final prospectus (if and when available) will be mailed to shareholders of ACP as of a record date to be established for voting on the Business Combination. Shareholders of ACP will also be able to obtain copies of the proxy statement/prospectus without charge, once available, by directing a request to: ACP Holdings Acquisition Corp., 3131 Eastside Street, Houston, Texas 77098. The information contained on, or that may be accessed through, the websites referenced in this Current Report on Form 8-K is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

Participants in the Solicitation

ACP, May Mobility and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ACP’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of ACP’s directors and officers in ACP’s SEC filings, including ACP’s final prospectus relating to its initial public offering, dated April 6, 2026 and filed with the SEC pursuant to Rule 424(b) under the Securities Act, available free of charge at the SEC’s website at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to ACP’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of ACP’s and May Mobility’s participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K and certain of the exhibits hereto contain certain statements that are not historical facts but may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negatives of these terms or variations of them or similar terminology or expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, the Business Combination, the PIPE Investment, including the potential dilution and other effects of the securities to be issued in connection with the Business Combination, the anticipated benefits and expected timing of the Business Combination, the estimated or anticipated future results of ACP following the Business Combination, including the likelihood and ability of the Parties to successfully consummate the Business Combination, future opportunities for ACP and May Mobility and other statements that are not historical facts.

These statements are based on the current expectations of the management of ACP and/or May Mobility and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of ACP and May Mobility. These statements are subject to a number of risks and uncertainties regarding May Mobility’s business and the Business Combination, and actual results may differ materially. These risks and uncertainties include, but are not limited to: changes in general economic, political, business and market conditions; the inability of the Parties to consummate the Business Combination or the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; the number of redemption requests made by shareholders of ACP in connection with the Business Combination; the outcome of any legal proceedings that may be instituted against the Parties following the announcement of the Business Combination; the risk that the approval of the shareholders of May Mobility or ACP for the Business Combination is not obtained; failure to realize the anticipated benefits of the Business Combination, including as a result of a delay in consummating the potential transaction; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the risks related to the rollout of the business of May Mobility and the timing of expected business milestones; the effects of competition on May Mobility’s business; the ability of ACP following the Business Combination to execute its growth strategy, manage growth profitably and retain its key employees; the ability of ACP to obtain or maintain the listing of its securities on a U.S. national securities exchange following the Business Combination; costs related to the Business Combination; and other risks that will be detailed from time to time in filings with the SEC and described in the Registration Statement when available. The foregoing list of risk factors is not exhaustive. There may be additional risks that ACP and May Mobility presently do not know or that ACP and May Mobility currently believe are immaterial that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements provide ACP’s and May Mobility’s expectations, plans or forecasts of future events and views as of the date of this communication. ACP and May Mobility anticipate that subsequent events and developments will cause their assessments to change. However, while ACP and May Mobility may elect to update these forward-looking statements in the future, ACP and May Mobility specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing ACP’s or May Mobility’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or results of such forward-looking statements will be achieved.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above when available and other documents filed by ACP and May Mobility from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither ACP nor May Mobility presently knows, or that ACP and/or May Mobility currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Current Report on Form 8-K. Past performance by ACP’s or May Mobility’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of ACP’s or May Mobility’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that ACP or May Mobility will, or may, generate going forward. Neither ACP nor May Mobility undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K, except as required by applicable law.

No Offer or Solicitation

This communication is for informational purposes only and is not (i) an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law nor (ii) the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the Business Combination or the accuracy or adequacy of this communication.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of September 15, 2026, by and among ACP Holdings Acquisition Corp., Maestro Merger Sub, Inc. and May Mobility, Inc.

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of 12% Series A Cumulative Convertible Preferred Stock.

4.1	Form of Warrant to be issued to each PIPE Investor.

10.1	Sponsor Support Agreement, dated as of September 15, 2026, by and among Union Street Sponsor, LLC, ACP Holdings Acquisition Corp. and May Mobility, Inc.

10.2	Form of Seller Voting and Support Agreement.

10.3	Form of Sponsor Lock-Up Agreement.

10.4	Form of Cyrus Lock-Up Agreement.

10.5	Form of Keyframe Lock-Up Agreement.

10.6	Form of Amended and Restated Registration Rights Agreement.

10.7	Form of PIPE Subscription Agreement.

99.1	Press Release, dated as of September 16, 2026.

99.2	Investor Presentation, dated as of September 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACP HOLDINGS ACQUISITION CORP.

Date: September 16, 2026	By:	/s/ Andrew Mallozzi
		Name:	Andrew Mallozzi
		Title:	Chief Executive Officer

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